UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 24, 2006
Date of Report (Date of earliest event reported)

USI Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50041	13-3771733
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

555 Pleasantville Road, Suite 160 South
Briarcliff Manor, NY 10510
(Address of principal executive offices)

(914) 749-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On October 24, 2006, USI Holdings Corporation (the “Company”) issued a press release (the “Press Release”) announcing its preliminary unaudited financial results for its third quarter ended September 30, 2006. A copy of the Press Release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events

The Company also announced in the Press Release that, in response to an indication of interest received from a private equity firm in acquiring all of the outstanding common stock of the Company, the Board of Directors of the Company has formed a Special Committee consisting of outside directors to review the proposal and consider all of the Company’s options. Lazard Frères & Co. LLC and Dewey Ballantine LLP have been engaged by the Special Committee to assist in its review. No assurance can be given that any transaction will be entered into or consummated.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated October 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2006

USI HOLDINGS CORPORATION

By:	/s/ ERNEST J. NEWBORN, II
Name: Ernest J. Newborn, II
Title: Senior Vice President,
General Counsel and Secretary